We, the undersigned, hereby severally constitute and appoint Heath B. McLendon, Christina T. Sydor, Lewis E. Daidone and Michael Kocur and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our hands and in the capacities indicated below, any and all Registration Statements on behalf of the Smith Barney California Municipals Fund Inc. including any and all Amendments thereto and to file the same, with all exhibits thereto, and other documents therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full authority and power to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

            Signature:                                    Title:                                    Date:
            ----------                                    ------                                    -----
/s/ Heath B. McLendon                         Chairman of the Board                     October 23, 2001
------------------------------------          (Chief Executive Officer)
Heath B. McLendon


/s/ Lewis E. Daidone                          Senior Vice President and                 October 23, 2001
------------------------------------          Treasurer (Chief Financial
Lewis E. Daidone                              and Accounting Officer)


            Signature:                                    Title:                                    Date:
            ----------                                    ------                                    -----
/s/ Herbert Barg                                         Director                       October 23, 2001
------------------------------------
Herbert Barg

/s/ Alfred J. Bianchetti                                 Director                       October 23, 2001
------------------------------------
Alfred J. Bianchetti

/s/ Martin Brody                                         Director                       October 23, 2001
------------------------------------
Martin Brody

/s/ Dwight B. Crane                                      Director                       October 23, 2001
------------------------------------
Dwight B. Crane

/s/ Burt N. Dorsett                                      Director                       October 23, 2001
------------------------------------
Burt N. Dorsett

/s/ Elliot S. Jaffe                                      Director                       October 23, 2001
------------------------------------
Elliot S. Jaffe

/s/ Stephen E. Kaufman                                   Director                       October 23, 2001
------------------------------------
Stephen E. Kaufman

/s/ Joseph J, McCann                                     Director                       October 23, 2001
------------------------------------
Joseph J. McCann

/s/ Cornelius C. Rose, Jr.                               Director                       October 23, 2001
------------------------------------
Cornelius C. Rose, Jr.